                                   EXHIBIT 22

 REGISTRANT'S SUBSIDIARIES
      The following list sets forth the subsidiaries of Registrant, the state or country of incorporation or organization of each, and the names under which the subsidiaries do business. All of the listed subsidiaries are included in the consolidated financial statements of the Registrant. Unless otherwise indicated, all the subsidiaries are wholly-owned by the Registrant either directly or indirectly through one or more intermediaries.

 COMPANY NAME                                                                JURISDICTION                        OWNERSHIP
 ------------------------------------------------------------                ------------------                  ---------
 Molex US Inc.                                                               Delaware, U.S.A.                       100.0%
    Molex Caribe Inc.                                                        Delaware, U.S.A.                       100.0%
    Molex Electrical Systems Inc.                                            Delaware, U.S.A.                       100.0%
    Molex-ETC Inc.                                                           Delaware, U.S.A.                       100.0%
       ETC Leasing Inc.                                                      Delaware, U.S.A.                       100.0%
    Molex S.A. de C.V.                                                       Mexico                                 100.0%


 Molex International, Inc.                                                   Delaware, U.S.A.                       100.0%
    Ulti-Mate, Inc.                                                          California, U.S.A.                     100.0%
    Molex Overseas Inc. dba Molex Espana                                     Delaware, U.S.A.                       100.0%
    Molex Eletronica Ltda.                                                   Brazil                                 100.0%
    Molex da Amazonia Ltda.                                                  Brazil                                 100.0%
    Molex Electronics Ltd.                                                   Canada                                 100.0%
    Dongguan Molex South-China Connector Co. Ltd.                            China (P.R.C.)                          90.0%
    G. Ostervig-Molex A/S                                                    Denmark                                 30.0%
    Molex France S.A.R.L.                                                    France                                 100.0%
    Molex Eastern Europe S.A.R.L.                                            France                                  85.0%
    Decoupage Moulage De Savoie S.A.                                         France                                  19.0%
    Molex Elektronik GmbH                                                    Germany                                100.0%
       Molex Services GmbH                                                   Germany                                100.0%
       Molex GmbH                                                            Germany                                 90.0%
 * Molex Hong Kong Ltd.                                                      Hong Kong                              100.0%
    Molex-Nanco Ltd.                                                         Hong Kong                              100.0%
    Molex (India) Ltd.                                                       India                                   80.0%
    Molex Italia S.p.A.                                                      Italy                                  100.0%
 * Molex Elettronica S.r.l.                                                  Italy                                  100.0%
        Zetronic S.p.A.                                                      Italy                                   31.0%
    Molex-Japan Co., Ltd.                                                    Japan                                  100.0%
    Molex (Malaysia) Sdn. Bhd.                                               Malaysia                               100.0%
    Molex de Mexico S.A. de C.V.                                             Mexico                                 100.0%
    Molex (Benelux) B.V.                                                     Netherlands                            100.0%

 COMPANY NAME                                                                   JURISDICTION                       OWNERSHIP
 ------------------------------------------------------------                ------------------                    ---------
   Molex B.V.                                                                Netherlands                            100.0%
   Molex European Distribution Center B.V.                                   Netherlands                            100.0%
   Molex - G. Knutsen A/S                                                    Norway                                  25.0%
   Molex Far East-South Management Pte. Ltd.                                 Singapore                              100.0%
   Molex Singapore Pte. Ltd.                                                 Singapore                              100.0%
     MEC International Pte. Ltd.                                             Singapore                               30.0%
   Hi-P Tool & Die Pte.Ltd.                                                  Singapore                               34.0%
   Molex Property Holding Pty. Ltd.                                          South Africa                           100.0%
   Technor (Pty.) Ltd.                                                       South Africa                            87.0%
   Molex Korea Co., Ltd.                                                     South Korea                            100.0%
 * Suministro Iberico de Conexiones S.A.                                     Spain                                   25.0%
   Molex Svenska A.B.                                                        Sweden                                 100.0%
   Molex Interconnect AG                                                     Switzerland                            100.0%
   Molex Illinois S.A.                                                       Switzerland                            100.0%
       Smithstown Light Engineering Ltd.                                     Ireland                                 50.0%
       Molex Ireland Ltd.                                                    Ireland                                100.0%
   Molex Taiwan Ltd.                                                         Taiwan (R.O.C.)                        100.0%
       Land Win Electronic Corporation                                       Taiwan (R.O.C.)                         20.0%
   Molex (Thailand) Ltd.                                                     Thailand                                95.0%
   Molex Electronics Ltd.                                                    United Kingdom                         100.0%
   *  Molex European Management Ltd.                                         United Kingdom                         100.0%
   *  Molex Ltd.                                                             United Kingdom                         100.0%


  Beta Phase, Inc.                                                           Delaware, U.S.A.                        38.0%
  Molex Fiber Optic Interconnect Technologies, Inc.                          Illinois, U.S.A.                        75.0%
 *Molex Alin International, Incorporated                                     British Virgin Is.                     100.0%

 -------------------------------------------------------------------

 *Inactive company